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                                                                   EXHIBIT 5(b)

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|  ANNUITY APPLICATION                                     |
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        FOR INDEPENDENCE PLUS
        FIXED AND VARIABLE ANNUITY


        Please print clearly. Due to the processing used by VALIC, do not highlight any information on this form or write in margins.

        Upon completion, the original form is sent to VALIC's home office. One copy goes to the participant and the other copy goes to the field office.













                                           America's Retirement Plan Specialists
                                           [LOGO] VALIC--Registered Trademark
                                           -------------------------------------
Printed on recycled paper [LOGO]           * An American General Company

Printed with soyoil ink   [LOGO]
                                           THE VARIABLE ANNUITY LIFE
VA 9767 VER 1/96                               INSURANCE COMPANY
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INFORMATION AND INSTRUCTIONS

FRAUD WARNING

IN SOME STATES WE ARE REQUIRED TO ADVISE YOU OF THE FOLLOWING: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects each person to criminal and civil penalties.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

TEXAS OPTIONAL RETIREMENT PROGRAM REDEMPTION INFORMATION:

o Benefits in the Texas Optional Retirement Program vest after one year of participation in one or more optional retirement plans.

o Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.

o VALIC will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

WITHDRAWAL RESTRICTIONS FOR 403(B) PARTICIPANTS

According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

o  Separation from service

o  Age 59 1/2 or older

o  Death

o  Disability

o  Hardship (Contributions only)

Your employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)

A beneficiary should always be designated. Beneficiary categories are:

PRIMARY BENEFICIARY - One who receives any benefits after the Annuitant dies.

CONTINGENT BENEFICIARY - One who receives any benefits if the primary beneficiary dies before the Annuitant dies.

Beneficiaries can be an INDIVIDUAL, an INSTITUTION, or a TRUSTEE.

NAMING YOUR BENEFICIARY

INDIVIDUAL as beneficiary: Jane A. Doe

INSTITUTION as beneficiary (Full legal name and address should be stated; also state whether the institution is a corporation):

  The Evergreen Company, a Texas Corporation

TRUSTEE as beneficiary (Named inter vivos [living] trust agreement):

  XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982.

SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS

The Employer is hereby or by a separate document authorized and directed to reduce your pay in the amount indicated under "Contribution Information" beginning on the date indicated on this form and to purchase an annuity contract qualified under Section 403(b) of the Internal Revenue Code or a non-forfeitable annuity contract to provide retirement benefits under Internal Revenue Code (IRC) 401(k) from The Variable Annuity Life Insurance Company. This agreement shall be legally binding and irrevocable as to both the parties hereto while employment continues; provided, however, and except as noted below that either party may change or terminate this agreement as of the end of any month, so that it will not apply to salary subsequently earned, by giving at least thirty (30) days written notice of the date of said change or termination. Only one salary reduction agreement under Section 403(b) annuity contracts may be made within any taxable year. Salary reductions are to be effective with respect to amounts earned on or after the first day of the pay period listed under "Date Payment Begins" (which is subsequent to this agreement). For purposes of a 403(b) contract, amounts earned prior to making the salary reduction agreement may not be deferred. Only amounts earned after such agreement may be deferred. For the purposes of a 401(k) contract, amounts not currently available to the employee are eligible for salary reduction.

CONTRIBUTION INFORMATION

o  Contribution Sources:
   EE(1) - Employee Voluntary;
   EE(2) - Employee Mandatory or Matched;
   ER(3) - Employer Basic;
   ER(4) - Employer Supplemental or Matching

   Note: Separate account numbers must be set up for each Contribution Source.

o Choose either a percent of salary or an amount, and fill in the number of payments, payment code, and the date you will begin making payment.

   Payment codes: 1 - Periodic; 2 - Single Sum; 3 - Flex Pay;
                  4 - Capital Transfer

o When the contract applied for is to be used as a periodic payment (salary reduction or deduction) type plan, please indicate the "from-to" dates for the Exclude Periods, when applicable.

o  Complete Product, Plan Type, and Plan Number

INVESTMENT OPTION ALLOCATION

Purchase payments may be allocated to the Fixed Investment Options and/or Variable Investment Options. Twelve investment options are currently available. Purchase Payments may be allocated among as many as seven investment options. The following indicates the current Purchase Payment allocation choices of this application form:

   1 - Fixed Account Plus

   2 - Short Term Fixed Account

   3 - Not in use

   4 - MidCap Index Fund

   5 - Timed Opportunity Fund

   6 - Money Market Fund

   7 - Capital Conservation Fund

   8 - Government Securities Fund

   9 - Not in use

  10 - Stock Index Fund

  11 - International Equities Fund

  12 - Social Awareness Fund

  13 - International Government Bond Fund

  14 - Small Cap Index Fund
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ANNUITY APPLICATION                                                  Page 1 of 2
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REGIONAL OFFICE USE ONLY: Date of Input: _______________________________________

APPLICANT/ANNUITANT INFORMATION

SS# OR Tax ID#: ________________________________________________________________

Name: __________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________ Zip: ___________-___________

Birthdate: __________/__________/___________

Sex:             / / Male       / / Female
Marital Status:  / / Married    / / Single

Occupation: ____________________________________________________________________

Home Phone: (__________)________________________________________________________

Work Phone: (__________)________________________________________________________

OWNER (NQDA) (Only if other than applicant.)

Owner: _________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________ Zip: ___________-___________

Birthdate: __________/__________/___________

SS# OR Tax ID#: ________________________________________________________________

Home Phone: (__________)________________________________________________________

Work Phone: (__________)________________________________________________________

ADMINISTRATIVE DATA

Group/Plan Name: _______________________________________________________________

Group #: _____________________________________

Date of Hire: __________/__________/__________

Annual Salary: $________________________________________________________________

Expected Annuity Date: __________/__________/__________

In the absence of an election, age 85 for NQDA and age 75 for all other plan types.

BENEFICIARY

Primary Beneficiary: ___________________________________________________________

Relationship: __________________________________________________________________

Date of Birth __________/__________/__________

SS#: ___________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________ Zip: ___________-___________

BENEFICIARY Continued

Contingent Beneficiary: ________________________________________________________

Relationship: __________________________________________________________________

Date of Birth __________/__________/__________

SS#: ___________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________ Zip: ___________-___________

ERISA COVERED PLANS: Your spouse must be your primary beneficiary unless spousal consent to waive Pre-retirement Death Benefits is given. Complete the following section if naming someone other than spouse as the primary beneficiary.

For missing spouse: I hereby affirm that I have made all reasonable attempts to locate my spouse and have not been able to do so, and I have no reason to believe that I will be able to do so.

_________________________________________________        _______________________
              Participant Signature                                 Date

Spousal consent to waiver of pre-retirement death benefits: I, the spouse of the named participant, hereby waive the qualified pre-retirement survivor annuity provided under Sec. 205 of ERISA as amended by REACT. I understand that in accordance with this waiver, any death benefits named prior to the time annuity payments begin, shall be paid to the beneficiary designated by the participant. If participant is under age 35, the law requires that the spouse receive at least 50% of the death benefit.

Name of Spouse: ________________________________________________________________

Spousal Signature: _______________________________________ Date: _______________

State of ____________________________ County of ________________________________

on this ___________ day of ________________________________________, 19 ________


________________________________________________________________________________
               Plan Administrator or Notary Signature (required)

REPLACEMENT

Is this a replacement of an existing annuity or life insurance contract?
/ / No   / / Yes   If yes, complete the following:

Insured's Name: ________________________________________________________________

Policy Number(s): ______________________________________________________________

Insurer's (Company) Name: ______________________________________________________

INVESTOR PROFILE (If required)

Investment Objectives (check one):

   / / Safety of Principal           / / Long-term growth
   / / Retirement Income             / / Income
   / / Other ___________________________________________________________________

Occupation: ____________________________________________________________________

Financial Situations (approximate amounts in thousands):

                              Under $50      $50-$100      Over $100
                              ---------      --------      ---------
   Household Income              / /            / /           / /
   Net Worth                     / /            / /           / /
   Life Insurance                / /            / /           / /

Dependents: Number: _____________ Age(s): ______________________________________

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VA 9767 VER 1/96
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ANNUITY APPLICATION                                                  Page 2 of 2
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CONTRIBUTION INFORMATION

Is there an expected Capital Transfer Rollover?    / / No   / / Yes
If yes, complete transfer rollover form VA 4300.

Contribution Source: _________________ Contribution (% or $): __________________

Number of Payments: __________________ Annualized Amount: ______________________

Date payment begins: _________________ Payment Code: ___________________________

Exclude Periods from-to: _______________________________________________________

Investment Options:                                     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

Product: _____________________________ Plan Type: ______________________________

Plan Number: _________________________ Sub Group: ______________________________

Account Number: ________________________________________________________________

Contribution Source: _________________ Contribution (% or $): __________________

Number of Payments: __________________ Annualized Amount: ______________________

Date payment begins: _________________ Payment Code: ___________________________

Exclude Periods from-to: _______________________________________________________

Investment Options:                                     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

Product: _____________________________ Plan Type: ______________________________

Plan Number: _________________________ Sub Group: ______________________________

Account Number: ________________________________________________________________

Contribution Source: _________________ Contribution (% or $): __________________

Number of Payments: __________________ Annualized Amount: ______________________

Date payment begins: _________________ Payment Code: ___________________________

Exclude Periods from-to: _______________________________________________________

Investment Options:                                     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

Product: _____________________________ Plan Type: ______________________________

Plan Number: _________________________ Sub Group: ______________________________

Account Number: ________________________________________________________________

Contribution Source: _________________ Contribution (% or $): __________________

Number of Payments: __________________ Annualized Amount: ______________________

Date payment begins: _________________ Payment Code: ___________________________

Exclude Periods from-to: _______________________________________________________

Investment Options:                                     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

#___________   _______%     #___________   _______%     #___________   _______%

Product: _____________________________ Plan Type: ______________________________

Plan Number: _________________________ Sub Group: ______________________________

Account Number: ________________________________________________________________

Initial Flexible Payment Amount: $ _____________________________________________

APPLICANT AFFIRMATIONS AND STATEMENTS

This application is subject to acceptance by the Company at its Home Office. Proof of age must be furnished before Annuity Payments begin. Upon written request, we will provide you with factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium (applicable to all individual and some group contracts). A current prospectus for the Company's Separate Account was provided with the application. Also a current prospectus was provided for each Fund available under this Plan. The prospectus for the Separate Account gives sales expenses and other data.

Annuity Payments or Surrender Values are variable when based on the investment experience of the Separate Account. They are not guaranteed as to dollar amount.

By signing this form I hereby acknowledge that I have read and understand the withdrawal restrictions for 403(b) plans as shown on the Information and Instructions page. I represent that all statements and answers made in the application are full, complete, and true to the best of my knowledge and belief.

Fraud Warning. I have read and understand the Fraud Warning information as explained on the Information and Instructions page.

For Texas Optional Retirement Program applicants only: I have read and understand the redemption information on the Information and Instructions page.

Salary Reduction Agreement for 403(b) and 401(k) Plans: I have read and understand the Salary Reduction Agreement on the Information and Instructions page.

/ / Check if you currently own or participate in another VALIC Annuity Contract.

Annuitant's Signature: _________________________________________________________

Annuitant's SS#: _______________________________________________________________

Dated at _______________________, date ____________________________, 19 _______.

Owner's Signature:______________________________________________________________

Owner's SS#:____________________________________________________________________

Dated at________________________, date ____________________________, 19 _______.

REPRESENTATIVE OF RECORD

No. ________________________ Issue State (Abv): ________________________________

Region Code: _______________ Branch Code: ______________________________________

As representative I / / do / / do not have reason to believe that replacement of existing life insurance or annuity may be involved.

________________________________________________________________________________
              Print Licensed Agent/Registered Representative Name

________________________________________________________________________________
              Licensed Agent/Registered Representative Signature

State License ID No.: __________________________________________________________

Principal Approval: ___________________________________ Date: __________________

Date of Input: _________________________________________________________________

Week Ending: ___________________________________________________________________

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VA 9767 VER 1/96